EXHIBIT 10.35
AVANIR PHARMACEUTICALS
[2003] [2005] EQUITY INCENTIVE PLAN
RESTRICTED STOCK PURCHASE AGREEMENT
     This Restricted Stock Purchase Agreement (the “Agreement”) is made as of                      ___, 200___ (the “Effective Date”) by and between Avanir Pharmaceuticals, a California corporation (the “Company”), and                      (“Purchaser”).
RECITALS
     WHEREAS, Purchaser and the Company are parties to that certain Employment Offer Letter dated as of                      ___, 200___(the “Offer Letter”);
     WHEREAS, on                      ___, 200_, the Compensation Committee of the Board of Directors approved, either directly or by delegation, the terms of the award conveyed by this Agreement; and
     WHEREAS, Purchaser and the Company are now entering into this Agreement pursuant to the Company’s [2003] [2005] Equity Incentive Plan (the “Plan”) to establish the terms and conditions of Purchaser’s equity participation in the Company, as contemplated in the Offer Letter.
     In consideration of the foregoing, the parties hereby agree as follows:
     1. Sale of Stock. In satisfaction of the Company’s obligations the Offer Letter, and subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, [___] shares of the Company’s Class A Common Stock (the “Purchased Shares”) at a purchase price of $[___] per Share for a total purchase price of [$                    ]. In accordance with Section 8(b) of this Agreement, the Purchased Shares shall be issued pursuant and subject to the terms and conditions of the Plan. For purposes of this Agreement, the term “Shares” refers to the Purchased Shares and all securities received in replacement of the Purchased Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares (including the Purchased Shares).
     2. Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). As promptly as practicable after the Purchase Date, the Company will deliver to the Company’s Secretary, or the Secretary’s designee, pursuant to Section 4 of this Agreement, a certificate representing the Shares to be purchased by Purchaser (which shall be issued in

Purchaser’s name) against payment of the purchase price therefor on the Purchase Date by Purchaser by cash or check made payable to the Company.
     3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in any portion of the Shares that are subject to the Repurchase Option (defined below). After any portion of the Shares has been released from the Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such portion except in compliance with the provisions below and applicable securities laws.
          (a) Repurchase Option.
               (i) Subject to the vesting schedule set forth in Section 3(a)(iii), the Shares shall, during the seven-month period immediately following Purchaser’s “Termination” (as defined in the Plan) (such period being referred to as the “Repurchase Period”), be subject to a repurchase option in favor of the Company (the “Repurchase Option”). The repurchase price for the Repurchase Option shall be equal to the original purchase price per Share, as set forth in Section 1 of this Agreement (adjusted for any stock splits, stock dividends and the like), minus the amount of any cash dividends paid or payable with respect to the Shares for which the record date precedes the repurchase.
               (ii) Unless the Company notifies Purchaser within the Repurchase Period that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the last day of the Repurchase Period, provided that the Company may notify Purchaser that it is exercising its Repurchase Option prior to the end of the Repurchase Period. Unless Purchaser is otherwise notified by the Company that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares, the execution of this Agreement by the parties constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the last day of the Repurchase Period unless the Company otherwise satisfies its payment obligations. Any failure on the part of the Company to promptly satisfy its payment obligations for the Repurchase Option shall not, in any way, affect the enforceability of the Company’s exercise of the Repurchase Option. As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

               (iii) All of the Shares shall initially be subject to the Repurchase Option. Provided that Purchaser remains continuously employed by the Company (or continues to provide services to the Company as a consultant), the Shares shall be released from the Repurchase Option [on the                      anniversary of the Commencement Date.] [OR] [with respect to [one-quarter] of the Shares on the [first anniversary] of the Commencement Date and then with respect to [___%] of the Shares [quarterly / monthly] thereafter over the next [___quarters / months]. ]
          (b) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including insofar as applicable the Company’s Repurchase Option. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
          (c) Termination of Rights. Upon the expiration of the Repurchase Option, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a) below and delivered to Purchaser.
     4. Escrow of Unvested Shares. For the purpose of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Exhibit A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
     5. Transfer Restrictions.
          (a) Legends. The certificate or certificates representing the Shares shall bear the following legend regarding the Repurchase Option:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REPURCHASE OPTION OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A

COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
     7. Section 83(b) Election. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement. Despite the fact that it might be unusual to make the following election in the circumstances of this Agreement (because of the significant taxes due in the year of the election), Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase. In this case, the difference between the fair market value of the Shares at the time of the execution of this Agreement and the amount Purchaser is paying for the Shares makes it unlikely that Purchaser will choose to make an 83(b) Election, as such election would require that Purchaser pay taxes on that difference at the time the Shares are purchased. However, the 83(b) Election must be made if the Purchaser wishes to avoid additional income under Section 83(a) in the future. Accordingly, Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, the tax consequences of Purchaser’s death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.

     Purchaser agrees that he will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”), attached hereto as Exhibit B. Purchaser further agrees that Purchaser will execute and submit with the Acknowledgment a copy of the 83(b) Election, attached hereto as Exhibit C, if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.
     8. Miscellaneous.
          (a) Withholding. Purchaser agrees and acknowledges that Shares will not be released from escrow and will in fact be forfeited back to the Company at no cost to the Company in the event Purchaser fails to make arrangements suitable to the Company in its sole discretion so that the Company may satisfy its withholding obligation; if any, under this Agreement methods of withholding may include payment in cash or check, withholding of wages, delivery if previously owned shares or reduction in the number of Shares which may be released from escrow under this Agreement.
          (b) Plan Terms. This Agreement is entered into pursuant to the Plan and is subject in all respects to the terms and conditions of the Plan, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. In the event of any conflict between this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern. Purchaser acknowledges that, prior to execution of this Agreement, he/she has been provided with a copy of the Plan and the related Plan prospectus.
          (c) Entire Agreement; Amendments and Waivers. This Agreement, the Plan and the Offer Letter set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
          (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[Signature Page Follows]

     The parties have executed this Agreement as of the date first set forth above.

COMPANY:

AVANIR PHARMACEUTICALS

By:

Name:
Title:

Address:	11388 Sorrento Valley Road
San Diego, CA 92121
     PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PURCHASER’S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

PURCHASER:

[Name]

(Signature)

Address:

     I,                                                             , spouse of [                     ], have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of [ ]

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Avanir Pharmaceuticals (the “Company”) dated as of [                    ] (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company                                                              (                    ) shares of the Class A Common Stock of the Company standing in Purchaser’s name on the Company’s books and represented by Certificate No. ___, and does hereby irrevocably constitute and appoint                                          to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.
Dated:

Signature:

[ ]

Spouse of [ ]
Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT B
ACKNOWLEDGMENT AND STATEMENT OF DECISION
REGARDING SECTION 83(b) ELECTION
     The undersigned has entered a Restricted Stock Purchase Agreement with Avanir Pharmaceuticals, a California corporation (the “Company”), pursuant to which the undersigned is purchasing [                    ] shares of Class A common stock of the Company (the “Shares”). In connection with the purchase of the Shares, the undersigned hereby represents as follows:
     1. The undersigned has carefully reviewed the Restricted Stock Purchase Agreement pursuant to which the undersigned is purchasing the Shares.
     2. The undersigned either [check and complete as applicable]:
(a)	has consulted, and has been fully advised by, the undersigned’s own tax advisor, , whose business address is , regarding the federal, state and local tax consequences of purchasing the Shares, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or

(b)	has knowingly chosen not to consult such a tax advisor.
     3. The undersigned hereby states that the undersigned has decided [check as applicable]:
(a)	to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986”; or

(b)	not to make an election pursuant to Section 83(b) of the Code.
     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of the Shares or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:
[ ]

Date:
Spouse of [ ]

EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

shares of the Class A Common Stock, of Avanir Pharmaceuticals, a California corporation (the “Company”).

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship or failure of vesting criteria.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ .

6.	The amount (if any) paid for such property: $
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Date:
Taxpayer

Date:
Spouse of Taxpayer

RECEIPT
     Avanir Pharmaceuticals hereby acknowledges receipt of cash or a check in the amount of $[___] given by [                    ] as consideration for Certificate No.                      for [                    ] shares of Class A Common Stock of Avanir Pharmaceuticals.
Dated:

Avanir Pharmaceuticals

By:

Title:

RECEIPT AND CONSENT
     The undersigned hereby acknowledges receipt of a photocopy of Certificate No. ___ for [                    ] shares of Common Stock of Avanir Pharmaceuticals (the “Company”).
     The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Stock Purchase Agreement the undersigned has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.
Dated:

[ ]